Exhibit 99.1
AdCare Health Systems Leases Two Alabama Facilities
AdCare Expects Transaction to Result in Facility Level Profits

ATLANTA, GA, September 24, 2014-AdCare Health Systems, Inc. (NYSE MKT: ADK), (NYSE MKT: ADK.PRA), a leading long-term care provider, today announced that, as part of its ongoing strategic plan to transition from an owner and operator of healthcare facilities to a healthcare property holding and leasing company, it has signed an agreement to lease two of its skilled nursing and rehabilitation facilities in Alabama to a local nursing home operator effective November 1, 2014. AdCare expects that the lease of these facilities will contribute approximately $800,000 of net income annually during the life of the leases.

Under the terms of the triple net lease agreement, the lessee will be responsible for day-to-day management, ongoing maintenance and facility improvements for the duration of the lease. AdCare’s Board of Directors is presently evaluating a number of other similar lease options across AdCare’s portfolio to drive cash flow and maximize shareholder value.

“This is a good example of what we believe lies ahead for our other facilities as we continue to execute on our strategic plan,” commented David Tenwick, AdCare’s Chairman, Interim Chief Executive Officer and President. “The lease of these facilities is expected to positively contribute to the Company’s bottom line, reduce the variability in operating expenses related to the facilities and provide a more predictable return on investment. As we transition our portfolio to this model, we expect the predictable profitability and associated dividend yield will drive enhanced shareholder value.”

About AdCare Health Systems
AdCare Health Systems, Inc. (NYSE MKT: ADK) (NYSE MKT: ADK.PRA) is a recognized provider of senior living and health care facility management. AdCare owns and manages long-term care facilities and retirement communities, and since the Company’s inception in 1988, its mission has been to provide the highest quality of healthcare services to the elderly through its operating subsidiaries, including a broad range of skilled nursing and sub-acute care services. The Company has implemented a strategic plan pursuant to which, through a series of leasing transactions, it will transition from an owner and operator of healthcare facilities to a healthcare property holding and leasing company. For more information about AdCare, visit www.adcarehealth.com.

Important Cautions Regarding Forward-Looking Statements
Statements contained in this press release that are not historical facts may be forward-looking statements within the meaning of federal law. Such statements can be identified by the use of forward-looking terminology, such as “believes,” “expects,” “plans,” “intends,” “anticipates” and variations of such words or similar expressions, but their absence does not mean that the statement is not forward-looking. Statements in this announcement that are forward-looking include, but are not limited to: (i) statements regarding the strategic plan to transition the Company to a healthcare property holding and leasing company; (ii) statements regarding operating expenses, cash flow, return on investment, profitability and shareholder value; (iii) statements regarding dividend yield; and (vi) statements regarding the outlook for financial metrics.

Such forward-looking statements reflect management's beliefs and assumptions and are based upon information currently available to management and involve known and unknown risks, results, performance or achievements of AdCare, which may differ materially from those expressed or implied in such statements. Such factors are identified in the public filings made by AdCare with the Securities and Exchange Commission and include, among others, AdCare's ability to secure lines of credit and/or an acquisition credit facility, AdCare’s ability to refinance its current debt on more favorable terms, AdCare’s ability to expand its borrowing arrangement with certain existing lenders, AdCare’s ability to raise equity capital, AdCare’s ability to improve operating results, changes in the health care industry because of political and economic influences, changes in regulations governing the health care industry, changes in reimbursement levels including those under the Medicare and Medicaid programs and changes in the competitive marketplace. There is no assurance that such factors or other factors will not affect the accuracy of such forward-looking statements. Except where required by law, AdCare undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date of this press release.

In addition, each facility mentioned in this press release is operated by a separate, wholly owned, independent operating subsidiary that has its own management, employees and assets.
References to the consolidated Company and its assets and activities, as well as the use of terms such as “we,” “us,” “our,” and similar verbiage, is not meant to imply that AdCare Health Systems, Inc. has direct operating assets, employees or revenue or that any of the facilities, the home health business or other related businesses are operated by the same entity.

Company Contacts                Investor Relations
David Tenwick, Chairman and CEO        Brett Maas, Managing Partner
AdCare Health Systems, Inc.            Hayden IR
Tel (678) 869-5116                Tel (646) 536-7331
info@adcarehealth.com            brett@haydenir.com